Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-129270, 333-121495, 333-110011, 333-104397, 333-64268, 333-39276, 333-62601, 333-24407, 333-10115, 333-09157 on Form S-8 of our report dated March 23, 2006, relating to the financial statements and financial statement schedule of NetManage, Inc., appearing in this Annual Report on Form 10-K of NetManage, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

San Jose, California

March 23, 2006